Exhibit 99.1
Blackboard Inc. Reports First Quarter 2007 Results
— First Quarter Revenue Increases 47 Percent to $55.3 Million —
— Company Raises Financial Guidance for 2007 —
Washington, DC — May 2, 2007 — Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the first quarter ended March 31, 2007 and updated guidance for the second quarter and the full year of 2007.
Total revenue for the quarter ended March 31, 2007 was $55.3 million, an increase of 47 percent over the first quarter of 2006. Product revenues for the quarter were $50.0 million, an increase of 51 percent over the first quarter of 2006, while professional services revenues for the quarter were $5.3 million, an increase of 17 percent over the first quarter of 2006. The increase in revenue was driven by strong growth in Blackboard’s annual licensing of enterprise level products and ASP hosting service to global academic institutions including clients resulting from the acquisition of WebCT, Inc.
Net income was $1.9 million, resulting in net income per basic and diluted share of $0.07 for the first quarter of 2007 compared to net income of $148,000 and net income per basic and diluted share of $0.01 for the first quarter of 2006. Non-GAAP adjusted net income for the first quarter of 2007, which excludes the amortization of acquisition-related intangible assets, net of taxes, was $5.2 million, resulting in non-GAAP adjusted net income per share of $0.18 compared to non-GAAP adjusted net income of $1.2 million and Non-GAAP adjusted net income per share of $0.04 for the first quarter of 2006.
“As our first quarter financial performance reflects, we are off to a great start in 2007,” said Michael Chasen, chief executive officer and president for Blackboard. “In the quarter, I was very pleased with the success we had in expanding our business relationships with U.S. and international higher education institutions.”

Highlights from the First Quarter of 2007
•	A few of Blackboard’s new and expanded client relationships in the quarter included:
•	U.S. Higher Education: Alamo Community Colleges, Campbell University, Lincoln Memorial University, Madonna University, Mississippi State University, Northeast Mississippi Community College, Shaw University, University of Central Oklahoma, University of Hartford, University of West Alabama and others.

•	International: Bath Spa University, Fukushima University, Leiden University, Niigata University, Okinawa National College of Technology, Oxford Brookes University, Takushoku University, Universidad Javeriana, University of New England — Australia, University of Southern Denmark and others.

•	K-12: Anne Arundel County Public Schools (MD), Branksome Hall (Toronto, Canada), Clark County Public Schools (NV), Fairfield College Prep (CT), Phillips Academy Andover (MA), Riverside Unified School District (CA) and others.
•	Blackboard’s enterprise licenses (Blackboard Learning System™ — Enterprise, Blackboard Community System™, Blackboard Transaction System™, Blackboard Content System™ and Blackboard Outcomes System™), totaled 3,560 at the end of the quarter, representing an increase of 14 percent over the first quarter of 2006.

•	Blackboard released the Blackboard Outcomes System which helps academic institutions make evidence-based decisions, streamline assessment processes and engage students.

•	Blackboard launched Scholar®, a free, innovative social bookmarking Web service, aimed at connecting faculty and students and enhancing teaching and learning. This new tool enables millions of Blackboard users to connect on a regular basis across institutions and share resources.
Outlook for the Second Quarter and Full Year of 2007
Second Quarter of 2007:
•	Revenue of $58.0 to $59.0 million;

•	Amortization of acquired intangibles of approximately $5.5 million;

•	Net income of $2.5 to $3.0 million, resulting in net income per diluted share of $0.08 to $0.10, which is based on an estimated 29.7 million diluted shares and an effective tax rate of 41.5 percent; and

•	Non-GAAP adjusted net income, excluding the amortization of acquired intangibles and the associated tax impact, of $5.8 to $6.3 million, resulting in non-GAAP adjusted net income per diluted share of $0.19 to $0.21 based on an estimated 29.7 million diluted shares and an effective tax rate of 40.5 percent.

Full Year 2007:
•	Revenue of $233.0 to $236.0 million;

•	Amortization of acquired intangibles of approximately $22.0 million;

•	Net income of $10.6 to $12.1 million, resulting in net income per diluted share of $0.35 to $0.41, which is based on an estimated 29.9 million diluted shares and an effective tax rate of 41.5 percent; and

•	Non-GAAP adjusted net income excluding the amortization of acquired intangibles and the associated tax impact, of $23.9 to $25.4 million, resulting in non-GAAP adjusted net income per diluted share of $0.80 to $0.85 based on an estimated 29.9 million diluted shares and an effective tax rate of 40.5 percent.
Conference Call
Blackboard will broadcast its first quarter conference call live over the Internet today beginning at 4:30 p.m. (Eastern). Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary software.
A replay of the call will be available via telephone from approximately 7:00 p.m. Eastern (4:00 p.m. Pacific) on May 2, 2007 until 11:00 p.m. Eastern (8:00 p.m. Pacific) on May 9, 2007. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 80031470.

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2006	2007
	(unaudited)	(unaudited)
Revenues:
Product	$33,174	$49,981
Professional services	4,534	5,299

Total revenues	37,708	55,280
Operating expenses:
Cost of product revenues, excludes $933 and $2,825 in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below for the three months ended March 31, 2006 and 2007, respectively (1)	7,966	11,697
Cost of professional services revenues (1)	3,391	3,764
Research and development (1)	4,884	6,953
Sales and marketing (1)	12,149	14,546
General and administrative (1)	7,600	9,317
Amortization of intangibles resulting from acquisitions	1,837	5,399

Total operating expenses	37,827	51,676

(Loss) income from operations	(119)	3,604
Other income (expense):
Interest expense	(578)	(758)
Interest income	1,241	405
Other (expense) income	(326)	73

Income before provision for income taxes	218	3,324
Provision for income taxes	(70)	(1,380)

Net income	$148	$1,944

Net income per common share:
Basic	$0.01	$0.07

Diluted	$0.01	$0.07

Weighted average number of common shares:
Basic	27,577,200	28,351,872

Diluted	28,757,423	29,428,043

(1) Includes the following amounts related to stock-based compensation:
Cost of product revenues	$35	$129
Cost of professional services revenues	118	116
Research and development	122	117
Sales and marketing	407	491
General and administrative	817	1,359

Reconciliation of income before provision for income taxes to non-GAAP cash net income (2):

Income before provision for income taxes	$218	$3,324
Add: Amortization of intangibles resulting from acquisitions	1,837	5,399
Adjusted provision for income taxes (3)	(812)	(3,512)

Non-GAAP adjusted net income	$1,243	$5,211

Non-GAAP adjusted net income per common share — diluted	$0.04	$0.18

(2)	Non-GAAP adjusted net income and non-GAAP adjusted net income per share are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(3)	Adjusted provision for income taxes is applied at an effective rate of 39.5% and 40.3% for the three months ended March 31, 2006 and 2007, respectively.

BLACKBOARD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2006	2007
		(unaudited)
	(in thousands,
	except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$30,776	$25,881
Accounts receivable, net	52,394	40,642
Inventories	2,377	2,060
Prepaid expenses and other current assets	3,514	3,599
Deferred tax asset, current portion	7,326	8,480
Deferred cost of revenues, current portion	7,983	7,018

Total current assets	104,370	87,680

Deferred tax asset, noncurrent portion	25,431	20,027
Deferred cost of revenues, noncurrent portion	4,253	3,984
Restricted cash	1,999	2,337
Property and equipment, net	12,761	12,691
Goodwill	101,644	105,730
Intangible assets, net	56,841	54,029

Total assets	$307,299	$286,478

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,238	$4,068
Accrued expenses	20,519	15,266
Term loan, current portion	246	196
Deferred rent, current portion	371	295
Deferred revenues, current portion	117,972	96,070

Total current liabilities	141,346	115,895

Term loan, noncurrent portion, net of debt discount	23,377	18,638
Deferred rent, noncurrent portion	157	127
Deferred revenues, noncurrent portion	2,298	3,412
Stockholders’ equity:
Common stock, $0.01 par value	282	285
Additional paid-in capital	231,331	238,242
Accumulated deficit	(91,492)	(90,121)

Total stockholders’ equity	140,121	148,406

Total liabilities and stockholders’ equity	$307,299	$286,478

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2006	2007
	(unaudited)	(unaudited)
	(in thousands)
Cash flows from operating activities
Net income	$148	$1,944
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Deferred income tax benefit	(203)	4,819
Excess tax benefits from stock-based compensation	—	(1,568)
Amortization of debt discount	34	211
Depreciation and amortization	1,902	2,512
Amortization of intangibles resulting from acquisitions	1,837	5,399
Change in allowance for doubtful accounts	(9)	43
Noncash stock-based compensation	1,499	2,212
Changes in operating assets and liabilities:
Accounts receivable	4,231	11,709
Inventories	(541)	317
Prepaid expenses and other current assets	426	(85)
Deferred cost of revenues	734	1,234
Accounts payable	335	1,830
Accrued expenses	(9,061)	(8,792)
Deferred rent	124	(106)
Deferred revenues	(11,479)	(20,788)

Net cash (used in) provided by operating activities	(10,023)	891

Cash flows from investing activities
Acquisition of WebCT, Inc., net of cash acquired	(154,628)	—
Purchase of property and equipment	(1,569)	(2,417)
Payments for patent enforcement costs	—	(1,233)
Purchase of intangible assets	—	(1,500)
Sale of held-to-maturity securities	23,546	—
Sale of available-for-sale securities	39,056	—

Net cash used in investing activities	(93,595)	(5,150)

Cash flows from financing activities
Proceeds from revolving credit facility	10,000	—
Payments on revolving credit facility	(10,000)	—
Proceeds from term loan	57,522	—
Payments on term loan	(150)	(5,000)
Payments on letters of credit	—	(338)
Excess tax benefits from stock-based compensation	—	1,568
Proceeds from exercise of stock options	2,897	3,134

Net cash provided by (used in) financing activities	60,269	(636)

Net decrease in cash and cash equivalents	(43,349)	(4,895)
Cash and cash equivalents at beginning of period	75,895	30,776

Cash and cash equivalents at end of period	$32,546	$25,881

Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP adjusted net income and non-GAAP adjusted net income per share which are non-GAAP financial measures. Management believes that both measures, which exclude amortization of acquired intangibles and the associated tax impact, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance which can be effectively managed. Since the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides consistency in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles and the associated tax impact.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-K dated February 23, 2007, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.
About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a leading provider of enterprise software applications and related services to the education industry. Founded in 1997, Blackboard enables educational innovations everywhere by connecting people and technology. Millions of people use Blackboard everyday at academic institutions around the globe, including colleges, universities, K-12 schools and other education providers, as well as textbook publishers and student-focused merchants that serve education providers and their students. Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Australia and Asia.
www.blackboard.com
Blackboard
Educate. Innovate. Everywhere.™
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-K filed on February 23, 2007 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of May 2, 2007. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to May 2, 2007.
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